RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              MARK SOLUTIONS, INC.



FIRST:   The name of the corporation is: Mark Solutions, Inc.

SECOND: The registered office of the corporation is to be located at c/o Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of New Castle, State of Delaware 19805. The name of its registered agent at that address is Corporation Service Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The Corporation shall be authorized to issue the following shares:

                                    Number of
            Class                    Shares                 Par Value
         -------------            ------------              ---------
         Common Stock              50,000,000               $  .01
         Preferred Stock            5,000,000               $ 1.00


               The Board of Directors is authorized, subject to the limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

               The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                   (a) The number of shares constituting that series and the distinctive designation of that series;
                   (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
                   (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;
                   (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision of adjustment of the conversion rate in such events as the Board of Directors shall determine;
                   (e) Whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or date upon which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
                   (f) Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
                   (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares that series;
                   (h) Any other relative rights, preferences and limitations of that series."

FIFTH:   The name and address of the incorporator are as follows:

                  NAME                              ADDRESS
                  ----                              -------

                  Ray A. Barr            9 East 40th Street, New York, NY 10016

SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation for the powers of the corporation and of its directors and stockholders:

                  (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

                  (2) The Board of Directors shall have power without the assent or vote of the stockholders:

                           (a) To make, alter, amend, change, add to or repeal the By-laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                           (b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the corporation (other than the stockledger) or any of them shall be open to the inspection of the stockholders.


                  (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy as such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

                  (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

SEVENTH  :        No director shall be liable to the corporation or any of its stockholders  for  monetary  damages for breach of fiduciary duty as a director,  except with  respect to (1) a breach of the  director's  duty of loyalty to the  corporation  or its stockholders,  (2) acts or  omissions  not in good  faith or which involve intentional misconduct or knowing violation of law, (3) liability under Section 174 of the Delaware General
                  Corporation  Law  or,  (4)  a  transaction  from  which  the director derived an improper personal benefit,  it being the intention  of  the  foregoing  provision  to  eliminate  the liability of the corporation's  directors to the corporation or its  stockholders  to the  fullest  extent  permitted  by
                  Section  102(b)(7) of the Delaware General  Corporation Law,
                  as  amended  from  time  to  time.  The  corporation   shall
                  indemnify  to  the  fullest  extent  permitted  by  Sections
                  102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of
                  Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application as been made, be binding on all the creditors or class of creditors, and/or all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors, and officers are subject to this reserved power.


IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true and under the penalties of perjury, this 27th day of January 1998.


MARK SOLUTIONS, INC.


/s/   Carl Coppola
--------------------------
Carl Coppola,
President


ATTEST: